University of Kentucky – Woodland Glen I

NUECES

University of Texas at Austin – 2400 Nueces

roosevelt point

Arizona State University, Downtown Campus – Roosevelt Point

EdR™
COLLEGIATE HOUSING

# Supplemental Financial Information Q1

2015

# TABLE OF CONTENTS

Q1 2015

Financial Highlights 1
Balance Sheet 2
Operating Results 3
Funds from Operations 5
Community Operating Results 6
Same-Community Expense by Category 7
Community Operations Trailing Five Quarters 8
Preleasing Summary 10
Same-Community Preleasing by Region & Distance 11
Top EdR Markets and States by Revenue 12
New Supply & Enrollment–EdR Markets 14
Owned Community Projected 2015 New Supply & Demand Information 15
Owned Development Summary 17
Third-Party Development Summary 18
Capital Structure 19
Unsecured Senior Note Covenants 21
Reconciliation of Non-GAAP Measures 22
Community Listing-Owned 23
Investor Relations 24
Definitions 25
Safe Harbor Statement 26

**Through our 51-year history,** EdR communities and teams have won myriad awards from a variety of organizations.

The *Student Housing Business* magazine Innovator Awards are especially significant because the winners are selected by our student housing peers for accomplishments that are specific and meaningful to our industry. This year, EdR added four more awards to our roster for a total of 19 awards since the awards began in 2011.

Most notably, EdR has won Best On-Campus Public/Private Partnership three times for our partnerships with Indiana University of Pennsylvania, and the universities of Texas and Kentucky. EdR has also been recognized multiple times, on- and off-campus, for Best New Developments and Best Vendor/Operator Solutions.

*On the cover: The University of Kentucky's Woodland Glen (2015 Best Public/Private Partnership Development), 2400 Nueces at the University of Texas (2014 Best On-Campus New Development) and Roosevelt Point serving the Arizona State University downtown campus (2015 Best Architecture/Design)*

FINANCIAL HIGHLIGHTS

(Amounts in thousands, except per share data, unaudited)

OPERATING DATA:
	Three Months Ended March 31,
	2015	2014	$ Chg	% Chg
Same-community revenue	$48,077	$44,999	$3,078	6.8%
Total community revenue	60,383	50,711	9,672	19.1%
Total revenue	64,129	54,545	9,584	17.6%

Same-community net operating income	28,090	26,557	1,533	5.8%
Total community net operating income	36,243	28,543	7,700	27.0%
Total operating income	13,838	8,312	5,526	66.5%

Net income	6,941	12,066	(5,125)	(42.5)%
Per share - basic and diluted	$0.14	$0.31	$(0.17)	(54.8)%

Funds from operations (FFO)	23,096	17,050	6,046	35.5%
Per weighted average share/unit (1)	$0.48	$0.44	$0.04	9.1%

Core funds from operations (Core FFO)	24,297	19,361	4,936	25.5%
Per weighted average share/unit (1)	$0.50	$0.50	$—	—%

FINANCIAL RATIOS:
	3/31/2015		12/31/2014
Debt to gross assets	35.6%		35.1%
Net debt to enterprise value	29.4%		28.1%
Interest coverage ratio (TTM)	5.2x		5.0x
Net debt to EBITDA - Adjusted (TTM)	4.7x		4.9x

(1) FFO and Core FFO per share/unit were computed using weighted average shares and units outstanding, regardless of their dilutive impact. See page 5 for a detailed calculation.

FIRST QUARTER 2015	1

BALANCE SHEET

(Amount in thousands, except share and per share data)	March 31, 2015	December 31, 2014
Assets	(unaudited)
Collegiate housing properties, net (1)	$1,574,006	$1,586,009
Assets under development	171,039	120,702
Cash and cash equivalents	23,640	18,385
Restricted cash	9,149	10,342
Other assets	74,421	76,199
Total assets	$1,852,255	$1,811,637

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium	$230,988	$249,637
Unsecured revolving credit facility	72,000	24,000
Unsecured term loans	187,500	187,500
Senior unsecured notes	250,000	250,000
Accounts payable and accrued expenses	87,171	76,869
Deferred revenue	18,383	17,301
Total liabilities	846,042	805,307

Commitments and contingencies	—	—
Redeemable noncontrolling interests	14,962	14,512

Equity:
EdR stockholders' equity:
Common stock, $0.01 par value per share, 200,000,000 shares authorized, 48,330,648 and 47,999,427 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	483	480
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	1,027,966	1,034,683
Accumulated deficit	(34,968)	(41,909)
Accumulated other comprehensive loss	(6,904)	(4,465)
Total EdR stockholders' equity	986,577	988,789
Noncontrolling interest	4,674	3,029
Total equity	991,251	991,818
Total liabilities and equity	$1,852,255	$1,811,637
(1) Amount is net of accumulated depreciation of $225,141 and $210,047, as of March 31, 2015 and December 31, 2014, respectively.

FIRST QUARTER 2015	2

OPERATING RESULTS

(Amounts in thousands, except per share data, unaudited)
	Three months ended March 31,
	2015	2014	$ Change
Revenues:
Collegiate housing leasing revenue	$60,383	$50,711	$9,672
Third-party development consulting services	597	802	(205)
Third-party management services	1,053	1,018	35
Operating expense reimbursements	2,096	2,014	82
Total revenues	64,129	54,545	9,584
Operating expenses:
Collegiate housing leasing operations	24,140	22,168	1,972
Development and management services	2,702	2,341	361
General and administrative	2,470	2,117	353
Development pursuit, acquisition costs and severance	169	1	168
Depreciation and amortization	15,866	13,783	2,083
Ground lease expense	2,848	1,899	949
Loss on impairment of collegiate housing properties	—	1,910	(1,910)
Reimbursable operating expenses	2,096	2,014	82
Total operating expenses	50,291	46,233	4,058
Operating income	13,838	8,312	5,526
Nonoperating (income) expenses:
Interest expense	5,941	5,601	340
Amortization of deferred financing costs	516	503	13
Interest income	(38)	(70)	32
Loss on extinguishment of debt	—	649	(649)
Total nonoperating expenses	6,419	6,683	(264)
Income before equity in losses of unconsolidated entities, income taxes and gain on sale of collegiate housing properties	7,419	1,629	5,790
Equity in losses of unconsolidated entities	(194)	(22)	(172)
Income before income taxes and gain on sale of collegiate housing properties	7,225	1,607	5,618
Income tax expense	78	45	33
Income before gain on sale of collegiate housing properties	7,147	1,562	5,585
Gain on sale of collegiate housing properties	—	10,902	(10,902)
Net income	7,147	12,464	(5,317)
Less: Net income attributable to the noncontrolling interests	206	398	(192)
Net income attributable to Education Realty Trust, Inc.	$6,941	$12,066	$(5,125)

FIRST QUARTER 2015	3

OPERATING RESULTS

(Amounts in thousands, except per share data, unaudited)
	Three months ended March 31,
	2015	2014	$ Change
Other comprehensive income (loss):
Loss on cash flow hedging derivatives	(2,439)	(1,363)	(1,076)
Comprehensive income	$4,502	$10,703	$(6,201)

Earnings per share information:
Net income attributable to Education Realty Trust, Inc. common stockholders per share – basic and diluted	$0.14	$0.31	$(0.17)

Weighted average shares of common stock outstanding – basic	48,179	38,338
Weighted average shares of common stock outstanding – diluted (1)	48,501	38,684

(1) Weighted average shares of common stock outstanding - diluted assumes the conversion of outstanding redeemable Operating Partnership Units, University Towers Operating Partnership Units and LTIP Units.

FIRST QUARTER 2015	4

FUNDS FROM OPERATIONS

(Amounts in thousands, except per share data, unaudited)	Three Months Ended March 31,
	2015	2014	$ Change
Net income attributable to EdR	$6,941	$12,066	$(5,125)
Gain on sale of collegiate housing assets	—	(10,902)	10,902
Impairment losses	—	1,910	(1,910)
Real estate related depreciation and amortization	15,523	13,622	1,901
Equity portion of real estate depreciation and amortization on equity investees	420	49	371
Noncontrolling interests	212	305	(93)
Funds from operations ("FFO")	23,096	17,050	6,046
percent change			35.5%

FFO adjustments:
Loss on extinguishment of debt	—	649	(649)
Straight-line adjustment for ground leases (1)	1,201	1,212	(11)
FFO adjustments	1,201	1,861	(660)

FFO on Participating Developments:(2)
Interest on loan to Participating Development	—	450	(450)
FFO on Participating Developments	—	450	(450)

Core funds from operations ("Core FFO")	$24,297	$19,361	$4,936
percent change			25.5%

FFO per weighted average share/unit (3)	$0.48	$0.44	$0.04
percent change			9.1%
Core FFO per weighted average share/unit (3)	$0.50	$0.50	$—
percent change			—%

Weighted average shares/units (3)	48,501	38,684	9,817
percent change			25.4%

(1)  This represents the straight-line rent expense adjustment required by GAAP related to ground leases. As the ground lease terms range from 40 to 99 years, the adjustment to straight-line these agreements becomes material to our operating results, distorting the economic results of the communities.

(2)  FFO on participating developments in 2014 represents the economic impact of interest and fees not recognized in net income due to the Company having a participating investment in the third-party development. The adjustment for development fees is recognized under the same percentage of completion method of accounting used for third-party development fees. The adjustment for interest income is based on terms of the loan. In July 2014, our mezzanine investment was repaid in full, ending the Company's participation in the project and any fees and interest. At the same time all previously deferred amounts were recognized in net income.

(3) FFO and Core FFO per weighted average share/unit were computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.

FIRST QUARTER 2015	5

COMMUNITY OPERATING RESULTS

(Amounts in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
Revenues
Same-communities(1)	$48,077	$44,999	$3,078	6.8%
New-communities (2)	11,939	98	11,841	NM
Sold-communities(3)	—	5,614	(5,614)	NM
CA revenue(4)	367	—	367	NM
Total revenues	60,383	50,711	9,672	19.1%

Operating expenses (5)
Same-communities(1)	19,987	18,442	1,545	8.4%
New-communities (2)	3,786	545	3,241	NM
Sold-communities(3)	—	3,181	(3,181)	NM
CA expense(4)	367	—	367	NM
Total operating expenses	24,140	22,168	1,972	8.9%

Net operating income
Same-communities(1)	28,090	26,557	1,533	5.8%
New-communities (2)	8,153	(447)	8,600	NM
Sold-communities(3)	—	2,433	(2,433)	NM
Total net operating income	$36,243	$28,543	$7,700	27.0%

(1) Same-communities are defined as those communities that have been open and operating for the whole time in the current and prior periods. See page 23 of this supplement for a listing of same-communities.

(2) See page 23 of this supplement for a listing of which communities are categorized as new-communities.
(3) Represents operating results from communities sold in 2014. No communities have been sold in 2015.
(4) Represents additional same-community revenue and expenses incurred as a result of the Company changing its community assistant program at the end of 2014. The amounts are shown separately as there is no NOI impact and to clearly show the operating growth in revenue and expenses year over year.

(5) Represents community level operating expenses, excluding management fees, depreciation, amortization, ground lease expense and impairment charges, plus regional and other corporate costs of supporting the communities.

FIRST QUARTER 2015	6

SAME-COMMUNITY EXPENSES BY CATEGORY

(Amounts in thousands, except bed and per-bed data, unaudited)
	Three months ended March 31, 2015			Three months ended March 31, 2014
	Amount	Per Bed	% of Total Operating Expenses	Amount	Per Bed	% of Total Operating Expenses	$ Change		% Change
Utilities(1)	$5,626	$244	28%	$5,432	$235	29%	$194		3.6%
On-Site Payroll	3,492	151	17%	3,272	142	18%	220		6.7%
General & Administrative(2)	3,142	136	16%	3,043	132	17%	99		3.3%
Maintenance & Repairs(3)	1,118	48	6%	1,082	47	6%	36		3.3%
Marketing	998	43	5%	997	43	5%	1		0.1%
Total Direct Operating Expenses	$14,376	$622	72%	$13,826	$599	75%	$550		4.0%

Real Estate Taxes	5,033	218	25%	4,048	175	22%	985	(4)	24.3%
Insurance	578	25	3%	568	25	3%	10		1.8%
Total Fixed Operating Expenses	$5,611	$243	28%	$4,616	$200	25%	$995		21.6%
Total Property Operating Expenses	$19,987	$865	100%	$18,442	$799	100%	$1,545	(4)	8.4%

Same-community beds	23,079

NOTE: Schedule does not include $0.4 million of expenses in 2015 related to the Company's change in its community assistant program at the end of the prior year. See note 4 on page 6.

(1) Represents gross costs before recoveries from tenants and includes student amenities such as internet.
(2) Includes property-level general and administrative cost and dining costs as well as regional and other corporate costs of supporting the communities.
(3) Includes general maintenance costs, grounds and landscaping, turn costs and life safety costs.
(4) During the first quarter of 2015 the Company accrued an additional $0.8 million in real estate taxes relating to the expected settlement of an assessment dispute with a local school board at one community covering several prior assessment years. Without this charge, real estate taxes would have only increased 4.4% and total operating expenses would have only increased 4.0% over prior year.

FIRST QUARTER 2015	7

COMMUNITY OPERATIONS - TRAILING FIVE QUARTERS

(Amounts in thousands, except beds and per bed amounts)	Three Months Ended					Total / Weighted Average - Trailing Twelve Months
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
2015 Same Communities
Revenue	$44,999	$42,094	$40,064	$48,669	$48,077	$178,904
Operating Expenses	18,442	17,957	22,453	18,714	19,987	79,111
Net Operating Income	$26,557	$24,137	$17,611	$29,955	$28,090	$99,793
Margin	59%	57%	44%	62%	58%	56%
Beds	69,237	69,237	69,237	69,237	69,237	276,948
Occupancy(1)	93.5%	87.3%	89.2%	96.4%	96.0%	92.2%
Net Apartment Rent per Occupied Bed	$654	$645	$583	$689	$678	$650
Other Income per Occupied Bed	41	52	66	40	45	51
Total Revenue per Occupied Bed	$695	$697	$649	$729	$723	$701
Operating Expense per Available Bed	$266	$259	$324	$270	$289	$286

2015 New Communities
Revenue	$98	$89	$4,928	$11,823	$11,939	$28,779
Operating Expenses	545	629	2,180	3,012	3,786	9,607
Net Operating Income	$(447)	$(540)	$2,748	$8,811	$8,153	$19,172
Margin	(456)%	(607)%	56%	75%	68%	67%
Beds	120	120	8,256	13,674	13,674	35,724
Occupancy(1)	95.8%	95%	95.0%	95.6%	95.0%	95.2%
Net Apartment Rent per Occupied Bed	$729	$737	$597	$883	$882	$816
Other Income per Occupied Bed	120	40	31	22	37	30
Total Revenue per Occupied Bed	$849	$777	$628	$905	$919	$846
Operating Expense per Available Bed	$4,538	$5,243	$264	$220	$277	$269

2015 Sold Communities
Revenue	$5,614	$4,127	$2,664	$1,153	$—	$7,944
Operating Expenses	3,181	2,389	2,287	860	—	5,536
Net Operating Income	$2,433	$1,738	$377	$293	$—	$2,408
Margin	43%	42%	14%	25%	—%	30%
Beds	12,912	9,549	6,383	1,628	—	17,560
Occupancy(1)	89.0%	90.0%	88.5%	89.2%	—%	89.4%
Net Apartment Rent per Occupied Bed	$464	$455	$426	$754	$—	$472
Other Income per Occupied Bed	25	25	46	40	—	34
Total Revenue per Occupied Bed	$489	$480	$472	$794	$—	$506
Operating Expense per Available Bed	$245	$250	$362	$529	$—	$316

FIRST QUARTER 2015	8

COMMUNITY OPERATIONS - TRAILING FIVE QUARTERS

(Amounts in thousands, except beds and per bed amounts)	Three Months Ended					Total / Weighted Average - Trailing Twelve Months
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Other(2)
Revenue	$—	$—	$—	$—	$367	$367
Operating Expenses	—	—	—	—	367	367
Net Operating Income	$—	$—	$—	$—	$—	$—
Margin	—%	—%	—%	—%	—%	—%

2015 Total Communities
Revenue	$50,711	$46,310	$47,656	$61,645	$60,383	$215,994
Operating Expenses	22,168	20,975	26,920	22,586	24,140	94,621
Net Operating Income	$28,543	$25,335	$20,736	$39,059	$36,243	$121,373
Margin	56%	55%	44%	63%	60%	56%
Beds	82,269	78,906	83,876	84,539	82,911	330,232
Occupancy(1)	92.8%	87.6%	89.8%	96.1%	95.8%	92.4%
Net Apartment Rent per Occupied Bed	625	621	572	721	716	661
Other Income per Occupied Bed	39	49	61	37	44	47
Total Revenue per Occupied Bed	664	670	633	758	760	708
Operating Expense per Available Bed	269	266	321	268	291	287

(1) Represents the weighted average physical occupancy for the period presented.
(2) Represents additional same-community revenue and expenses incurred as a result of the Company changing its community assistant program at the end of 2014. The amounts are shown separately as there is no NOI impact and to clearly show the operating growth in revenue and expenses year over year.

FIRST QUARTER 2015	9

PRELEASING SUMMARY

				Preleasing at April 23,
	Design Beds	% of NOI	2014 Opening Occupancy	2015	2014	Preleasing Ahead/(Behind)	Projected Rate Growth

Same-Communities - by Tier
Prior Year Occupancy Below 90% (Tier 1)	2,906	6.9%	81.6%	42.0%	38.8%	3.2%	1.4%
Prior Year Occupancy 90% to 94.9% (Tier 2)	2,063	9.0%	92.2%	65.4%	70.2%	(4.8)%	2.4%
Prior Year Occupancy 95% to 97.9% (Tier 3)	5,772	18.5%	97.4%	75.4%	67.8%	7.6%	2.7%
Subtotal - Tiers 1 - 3	10,741	34.4%	92.1%	64.5%	60.4%	4.1%
Prior Year Occupancy 98% and Above (Tier 4)	13,014	65.6%	99.6%	86.7%	87.4%	(0.7)%	3.5%
Total Same-Communities (1)	23,755	100.0%	96.2%	76.6%	75.2%	1.4%	3.0%
Total New-Communities (2)	1,947			79.1%
Total Communities	25,702			76.8%

Projected Fall Revenue:
The same-community portfolio is projected to obtain a 2.5% to 3.5% increase in revenue for the upcoming lease term, with net rates up 3% and occupancies consistent with the prior year.

NOTE: Leasing update does not include 2,982 same-community beds or 1,610 new-community beds to be delivered in 2015 at the University of Kentucky. Although the university's assignment process does not occur until May, all 4,592 beds, which include the 601 beds delivered in 2013, 2,381 beds delivered in 2014, and 1,610 beds to be delivered in 2015, are currently over 130% applied for this fall.

(1) The same-community designation for leasing purposes is different than for financial reporting purposes. A community is considered same-community for leasing when the Company has managed the leasing process for at least two leasing cycles, including the 2015/2016 leasing cycle. Design Beds for Same-Communities included in the 2015 Preleasing Summary above include the following design beds: (1) Total same-community design beds on page 23 of 23,079 less (2) 601 design beds at Central Hall I & II at the University of Kentucky (see note above), plus (3) 1,277 design beds on communities that are considered same for leasing purposes (see footnote 1 on page 23).

(2) The new-community designation for leasing purposes is different than for financial statement purposes. A community is considered new-community for leasing when the Company has not previously managed the leasing process. Design beds for Total New-Communities above include the following: (1) our 2014 acquisition of The District on Apache (900 beds) and (2) beds at our 2015 development deliveries - The Oaks on the Square - Phase IV (390 beds) and The Retreat at Louisville (656 beds).

FIRST QUARTER 2015	10

SAME-COMMUNITY PRELEASING BY REGION AND DISTANCE

				Preleasing at April 23,
	Design Beds	% of NOI	2014 Opening Occupancy	2015	2014	Preleasing Ahead/(Behind)	Projected Rate Growth

Same-Communities - by Region (1)
Mid-Atlantic	5,811	30.5%	95.0%	84.0%	81.5%	2.5%	3.1%
Midwest	2,636	7.5%	93.6%	65.6%	58.6%	7.0%	3.0%
North	3,206	12.9%	99.3%	82.1%	85.9%	(3.8)%	3.3%
South Central	4,094	20.6%	97.9%	82.8%	80.2%	2.6%	3.5%
Southeast	5,681	18.1%	96.1%	66.3%	67.0%	(0.7)%	2.1%
West	2,327	10.4%	95.4%	77.7%	74.7%	3.0%	3.5%
Total Same-Communities	23,755	100.0%	96.2%	76.6%	75.2%	1.4%	3.0%

Same-Communities - by Distance from Campus
0-0.2 miles	13,310	65.9%	97.4%	80.8%	79.5%	1.3%	3.2%
0.21-0.49 miles	2,144	7.2%	97.1%	73.1%	73.7%	(0.6)%	3.7%
0.5-0.99 miles	1,004	4.1%	99.1%	75.0%	99.0%	(24.0)%	2.6%
1.0-1.99 miles	5,437	17.7%	92.0%	70.3%	58.2%	12.1%	2.6%
2.0 & > miles	1,860	5.1%	97.9%	70.4%	82.6%	(12.2)%	2.5%
Total Same-Communities	23,755	100.0%	96.2%	76.6%	75.2%	1.4%	3.0%

NOTE: Leasing update does not include 2,982 same-community beds or 1,610 new-community beds to be delivered in 2015 at the University of Kentucky. Although the university's assignment process does not occur until May, all 4,592 beds, which include the 601 beds delivered in 2013, 2,381 beds delivered in 2014, and 1,610 beds to be delivered in 2015, are currently over 130% applied for this fall.

(1) See definition of regions on page 25.

FIRST QUARTER 2015	11

TOP EdR MARKETS AND STATES BY REVENUE

# Top EdR Markets by Revenue*

Other 20.0%
University of Kentucky 9.8%
Pennsylvania State University 5.7%
Arizona State University 4.6%
University of Texas at Austin 4.3%
Syracuse University 4.3%
University of Mississippi 4.2%
North Carolina State 3.9%
University of Connecticut 3.9%
Texas Tech University 3.9%
University of Virginia 3.8%
Texas Christian University 3.6%
University of Alabama 3.1%
University of Florida 3.0%
University of Arizona 3.0%
University of Central Florida 2.7%
University of Michigan 2.6%
Florida State University & Florida A&M 2.6%
Kent State University 2.4%
East Carolina University 2.2%
Purdue University 2.2%
University of Tennessee 2.1%
Southern Illinois University 2.1%

*The data above is based on revenues for the twelve months ended March 31, 2015 and excludes properties that were sold during the period.

FIRST QUARTER 2015	12

TOP EdR MARKETS AND STATES BY REVENUE

Top EdR States by Revenue*
Texas 11.8%
Florida 10.1%
Kentucky 9.8%
Arizona 7.6%
North Carolina 7.0%
Pennsylvania 5.7%
Missouri 4.3%
New York 4.3%
Mississippi 4.2%
Michigan 4.0%
Connecticut 3.9%
Virginia 3.8%
Indiana 3.5%
Oklahoma 3.4%
Georgia 3.4%
Alabama 3.1%
California 2.8%
Ohio 2.4%
Tennessee 2.1%
Illinois 2.1%
Other 0.7%

*The data above is based on revenues for the twelve months ended March 31, 2015 and excludes properties that were sold during the period.

FIRST QUARTER 2015	13

NEW SUPPLY AND ENROLLMENT - EdR MARKETS

New supply expected to slow 15% from 2014 to 2015

EdR Market and Revenue Growth

*Enrollment projection represents the 3-year enrollment CAGR through 2013 for our markets.
NOTE: The mid-point of previously provided fall 2015 leasing guidance was used for the 2015 revenue growth projections.

FIRST QUARTER 2015	14

OWNED COMMUNITY PROJECTED 2015 NEW SUPPLY & DEMAND INFORMATION

Owned Community Projected 2015 New Supply and Demand Information by Region

Region (4)	Owned Beds (3)	Percentage of Owned Beds	EdR NOI % (1)	Enrollment Growth 3 Year CAGR - Universities Served	2015 New Supply %	Variance
West	3,227	11%	12%	2.2%	0.5%	1.7%
Mid Atlantic	6,201	20%	25%	0.8%	1.6%	(0.8)%
North	3,206	11%	9%	0.6%	1.8%	(1.2)%
South Central	9,342	30%	34%	1.9%	1.2%	0.7%
Southeast	5,681	19%	14%	1.6%	2.4%	(0.8)%
Midwest	2,636	9%	6%	2.2%	3.2%	(1.0)%
Total	30,293	100%	100%	1.5%	1.6%	(0.1)%

Region (4)	Anticipated 2015 Enrollment Growth (2)	2015 Supply Growth	Variance
West	3,259	882	2,377
Mid Atlantic	1,269	2,721	(1,452)
North	1,391	3,136	(1,745)
South Central	2,671	2,117	554
Southeast	3,392	5,790	(2,398)
Midwest	2,053	3,064	(1,011)
Total	14,035	17,710	(3,675)

NOTE: Schedule represents all markets served by EdR communities and includes all announced 2015 developments. Data was obtained from the National Center for Education Statistics, Axiometrics and local market data.

(1) Includes 2015 development deliveries. NOI is based on current 2014 net operating income with proforma adjustments for 2015 developments and developments or acquisitions that have been operating less than 12 months.

(2) Extrapolated from 2013 enrollment statistics from National Center for Education Statistics using the previous 3-year enrollment growth percentage.
(3) Total Owned Beds reported herein include Total Communities design beds on page 23 of 27,637 plus 1,610 of beds related to the 2015 deliveries at the University of Kentucky, 390 beds for 2015 delivery at the University of Connecticut, and 656 beds for 2015 delivery at the University of Louisville (see page 17).

(4) See definition of regions on page 25.

FIRST QUARTER 2015	15

OWNED COMMUNITY PROJECTED 2015 NEW SUPPLY & DEMAND INFORMATION

Projected 2015 New Supply Sorted by Percentage Increase

New Supply Growth	University Markets		EdR Bed Count		Pro Forma EdR NOI %(1)
0%	12	33%	7,328	25%	25%
0.1% to 1.0%	6	16%	4,808	16%	13%
1.0% - 3.0%	11	30%	12,758	42%	46%
3.0% - 5.0%	4	11%	3,101	10%	8%
> 5.0%	4	10%	2,298	7%	8%
Total	37	100%	30,293	100%	100%

University Markets with > 5% Increase in 2015 New Supply

University	New Supply Increase	Pro Forma EdR NOI %
University of Louisville	8.4%	2.5%
St. Louis University	7.3%	1.2%
University of Oklahoma	6.8%	1.2%
University of Alabama	5.8%	3.0%
		7.9%

NOTE: Schedule represents all markets served by EdR communities and includes all announced 2015 developments. Data was obtained from the National Center for Education Statistics, Axiometrics and local market data.

(1) Includes 2015 development deliveries. NOI is based on current 2014 net operating income with proforma adjustments for 2015 developments and developments or acquisitions that have been operating less than 12 months.

FIRST QUARTER 2015	16

OWNED DEVELOPMENT SUMMARY

(Amounts in thousands except bed counts)

Active Projects	Project Type	Bed Count	Estimated Start Date	Anticipated Completion Date	Total Project Development Cost	EdR's Ownership Percentage	EdR's Share of Development Cost		EdR's Share of Development Cost to be Funded
University of Kentucky - Woodland Glen III, IV & V	ONE Plan (1)	1,610	In progress	Summer 2015	$101,172	100%	$101,172		$12,425
University of Georgia - Georgia Heights	Joint Venture (2)	292	In progress	Summer 2015	55,615	50%	27,808	(2)	—	(2)
University of Connecticut - The Oaks on the Square Ph IV	Wholly Owned	390	In progress	Summer 2015	45,000	100%	45,000		28,253
University of Louisville - The Retreat at Louisville	Joint Venture	656	In Progress	Summer 2015	45,000	75%	33,750		6,694
Total - 2015 Deliveries		2,948			$246,787		$207,730		$47,372

University of Kentucky - Limestone Park I & II	ONE Plan (1)	1,141	In progress	Summer 2016	$83,911	100%	$83,911		$70,034
University of Mississippi - The Retreat - Phase II	Wholly Owned	350	In progress	Summer 2016	25,600	100%	25,600		21,395
Total - 2016 Deliveries		1,491			$109,511		$109,511		$91,429
Total Active Projects		4,439			$356,298		$317,241		$138,801

Recently Awarded - 2017 Deliveries	Project Type	Bed Count	Total Project Development Cost
Boise State University	ONE Plan (1)
Arkansas State University	ONE Plan (1)
University of Kentucky	ONE Plan (1)
University of Kentucky - Honors College	ONE Plan (1)
Total Recently Awarded - 2017 Deliveries		2,000	$150,000

NOTE: The initiation and completion of an awarded project that has not begun construction is contingent upon execution of transactional documents, including such items as development agreements, construction agreements and ground leases.

(1) The On-Campus Equity Plan, or The ONE PlanSM, is our equity program for universities, which allows universities to use EdR's equity and financial stability to develop and revitalize campus housing while preserving their credit capacity for other campus projects. The ONE Plan SM offers one service provider and one equity source to universities seeking to modernize on-campus housing to meet the needs of today's students.

(2) This project is not majority owned. As such, it will not be consolidated and we will recognize our portion of profits through equity in earnings on the income statement. Also as a result, the costs to be funded only represent EdR’s remaining required equity contribution.

FIRST QUARTER 2015	17

THIRD-PARTY DEVELOPMENT SUMMARY

(Amounts in thousands except bed counts)

THIRD-PARTY PROJECTS
Project	Bed Count	Estimated Start Date	Anticipated Completion Date	Project Development Cost	Total Project Fees	Fees Earned Prior Year (1)	Fees Earned Quarter Ended March 31, 2015 (1)	Remaining Fees to Earn
Clarion University of Pennsylvania	728	Spring 2014	Fall 2015	$55,104	$2,092	$931	$394	$767
University of Cal. Berkeley - Bowles Hall	186	Summer 2015	Summer 2016	TBD	1,600	—	—	1,600
East Stroudsburg University - Pennsylvania Ph II	488	Spring 2016	Summer 2017	TBD	TBD	—	—	—
Total	1,402			$55,104	$3,692	$931	$394	$2,367

NOTE: The initiation and completion of an awarded project that has not begun construction is contingent upon execution of transactional documents, including such items as development agreements and ground leases, and obtaining financing.

(1) Amount may not tie to third-party development services revenue on the statement of operations as this schedule only includes fees earned on projects that are in progress or recently completed.

FIRST QUARTER 2015	18

CAPITAL STRUCTURE

as of March 31, 2015			Principal Outstanding	Weighted Average Interest Rate	Average Term to Maturity (in years)
(Amounts in thousands)

Total Debt to Gross Assets		Fixed Rate - Mortgage Debt	$139,632	5.5%	2.9
Debt(1)	739,210	Variable Rate - Mortgage Debt	34,000	2.3%	1.3
Gross Assets(2)	2,077,396	Variable Rate - Construction Debt	56,078	2.0%	1.2
Debt to Gross Assets	35.6%	Fixed Rate - 5 Yr. Unsecured Term Loan (6)	65,000	2.9%	3.8
		Fixed Rate - 7 Yr. Unsecured Term Loan (6)	122,500	3.9%	5.8
Net Debt to Enterprise Value		Fixed Rate - Unsecured Senior Notes	250,000	4.6%	9.7
Net Debt(1)	$715,570	Variable Rate - Unsecured Revolving Credit Facility	72,000	1.4%	3.6
Market Equity (3)	1,721,203	Debt(1) / Weighted Average	$739,210	3.9%	5.6
Enterprise Value	$2,436,773	Less: Cash	23,640
		Net Debt	$715,570
Net Debt to Enterprise Value	29.4%

Interest Coverage (TTM)(4)	5.2x
Net Debt to EBITDA - Adjusted (TTM)(5)	4.7x
Variable Rate Debt to Total Debt	21.9%

(1) Excludes unamortized debt premium of $1.3 million.
(2) Excludes accumulated depreciation of $225 million.
(3) Market equity includes 48,330,648 shares of the Company's common stock and 318,389 Operating Partnership Units, which are convertible into common shares, and is calculated using $35.38 per share, the closing price of the Company's common stock on March 31, 2015.

(4) Equals Adjusted EBITDA of $109.3 million divided by interest expense of $21.0 million. See page 22 for reconciliation to Adjusted EBITDA.
(5)  Net Debt to EBITDA - Adjusted is calculated to normalize the impact of non-producing construction debt. In the calculation, Net Debt is total debt (excluding the unamortized debt premium) less cash and excludes non-producing debt related to assets under development at time of calculation. EBITDA is Proforma Adjusted EBITDA, which includes proforma adjustments to reflect all acquisitions, development deliveries and dispositions as if such had occurred at the beginning of the 12 month period being presented.

(6) The Trust entered into interest rate swaps to effectively fix the interest rate on the term loans. The weighted average interest rates reflect the swapped (fixed) rate plus the current margin.

FIRST QUARTER 2015	19

CAPITAL STRUCTURE

Weighted Average Interest Rate of Debt Maturing Each Year (1)
	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Fixed Rate Mortgage Loans	—%	4.2%	5.5%	—%	6.0%	5.7%	—%	—%	—%	—%
Total Debt	1.8%	3.1%	4.3%	1.4%	4.3%	5.7%	3.9%	—%	—%	4.6%

(1) The Trust entered into interest rate swaps to effectively fix the interest rate on the term loans. The weighted average interest rates reflect the swapped (fixed) rate plus the current margin.

FIRST QUARTER 2015	20

UNSECURED SENIOR NOTE COVENANTS

as of March 31, 2015
(Amounts in thousands)

Unsecured Senior Note Covenants(1)	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	35.4%
Secured Debt to Total Asset Value	≤ 40%	11%
Unencumbered Asset Value to Unsecured Debt	> 150%	323.1%
Interest Coverage	> 1.5x	3.55x

Calculation of Interest Coverage Ratio:
Adjusted Pro Forma EBITDA - TTM:
EdR Adjusted EBITDA(2)	$109,346
Pro forma Adjustments - acquisitions & dispositions (1)	1,775
Total Adjusted Pro Forma EBITDA - TTM	$111,121

Pro Forma Interest Expense - TTM:
Interest expense	$20,996
Add back: Capitalized interest	5,980
Pro forma adjustments	4,292
Pro forma interest expense - TTM	$31,268

Interest Coverage	3.55x

(1) Computed in accordance with the First Supplemental Indenture filed November 24, 2014 with the SEC.
(2) See page 22 for a reconciliation to EdR Adjusted EBITDA.

FIRST QUARTER 2015	21

RECONCILIATION OF NON-GAAP MEASURES

(Amounts in thousands)	Three Months	Plus: Year	Less: Three	Trailing Twelve
	Ended	Ended	Months Ended	Months Ended
Adjusted EBITDA and Pro Forma Adjusted EBITDA:	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015
Net income attributable to common shareholders	$6,941	$47,055	$12,066	$41,930
Straight line adjustment for ground leases	1,201	4,835	1,212	4,824
Acquisition costs	—	1,058	—	1,058
Depreciation and amortization	15,866	58,974	13,783	61,057
Loss on impairment of collegiate housing assets	—	12,733	1,910	10,823
Gain on sale of collegiate housing assets	—	(33,231)	(10,902)	(22,329)
Gain on insurance settlement	—	(8,133)	—	(8,133)
Interest expense	5,941	20,656	5,601	20,996
Amortization of deferred financing costs	516	2,156	503	2,169
Interest income	(38)	(190)	(70)	(158)
Interest on loan to participating development	—	(6,486)	—	(6,486)
Loss on extinguishment of debt	—	3,543	649	2,894
Income tax expense (benefit)	78	261	45	294
Noncontrolling interests	206	599	398	407
Adjusted EBITDA	$30,711	$103,830	$25,195	$109,346
Annualize acquisitions, developments and dispositions(1)	—	—	—	7,350
Pro Forma Adjusted EBITDA	$30,711	$103,830	$25,195	$116,696

(1) Pro forma adjustment to reflect all acquisitions, development deliveries and dispositions as if such transactions had occurred on the first day of the period presented.

FIRST QUARTER 2015	22

COMMUNITY LISTING - OWNED

Name	Primary University Served	Acquisition/Development Date	# of Beds	Name	Primary University Served	Acquisition/Development Date	# of Beds
Players Club	Florida State University	Jan '05	336	Campus Village	Michigan State University	Oct '12	355
The Commons	Florida State University	Jan '05	732	The Province	Kent State University	Nov '12	596
University Towers	North Carolina State University	Jan '05	889	The Suites at Overton Park	Texas Tech University	Dec '12	465
The Reserve on Perkins	Oklahoma State University	Jan '05	732	The Centre at Overton Park	Texas Tech University	Dec '12	400
The Pointe	Pennsylvania State University	Jan '05	984	The Oaks on the Square	University of Connecticut	Aug '12, Aug '13	503
The Lofts	University of Central Florida	Jan '05	730	3949	Saint Louis University	Aug '13	256
The Reserve at Athens	University of Georgia	Jan '05	612	Central Hall I & II (ONE Plan)(2)	University of Kentucky	Aug '13	601
The Reserve at Columbia	University of Missouri	Jan '05	676	2400 Nueces (ONE Plan)	University of Texas at Austin	Aug '13	655
Commons at Knoxville	University of Tennessee	Jan '05	708	Roosevelt Point	Arizona State University- Downtown Phoenix	Aug '13	609
Campus Creek	University of Mississippi	Feb '05	636	The Retreat at Oxford	University of Mississippi	Aug '13	668
Campus Lodge	University of Florida	Jun '05	1,115	The Retreat at State College	Pennsylvania State University	Sept '13	587
Cape Trails	Southeast Missouri State University	Jan '06	360	The Cottages on Lindberg	Purdue University	Sept '13	745
Carrollton Crossing	University of West Georgia	Jan '06	336	The Varsity	University of Michigan	Dec '13	416
River Pointe	University of West Georgia	Jan '06	504		Total Same-Communities(1)		23,079
The Reserve at Saluki Pointe	Southern Illinois University	Aug '08, Aug '09	768
University Village on Colvin (ONE Plan)	Syracuse University	Aug '09	432	The Lotus(1)	University of Colorado, Boulder	Nov '11, Aug '14	235
GrandMarc at The Corner	University of Virginia	Oct '10	641	605 West(1)	Duke University	Aug '14	384
Wertland Square	University of Virginia	Mar '11	152	109 Tower(1)	Florida International University	Aug '14	542
Jefferson Commons	University of Virginia	Mar '11	82	The Oaks on the Square- Ph III(1)	University of Connecticut	Aug '14	116
The Berk	University of California, Berkeley	May '11	165	Champions Court II (ONE Plan)(2)	University of Kentucky	Aug '14	427
University Village Towers	University of California, Riverside	Sept '11	554	Haggin Hall I (ONE Plan)(2)	University of Kentucky	Aug '14	396
Irish Row	University of Notre Dame	Nov '11	326	Champions Court I (ONE Plan)(2)	University of Kentucky	Aug '14	740
GrandMarc at Westberry Place (ONE Plan)	Texas Christian University	Dec '11	562	Woodland Glen I & II (ONE Plan)(2)	University of Kentucky	Aug '14	818
The Reserve on Stinson	University of Oklahoma	Jan '12	612	The District on Apache(3)	Arizona State University- Tempe	Sept '14	900
Campus West (ONE Plan)	Syracuse University	Aug '12	313		Total New-Communities		4,558
East Edge	University of Alabama	Aug '12	774		Total Owned-Communities		27,637
The Province	East Carolina University	Sept '12	728
The District on 5th	University of Arizona	Oct '12	764

(1) The same-community designation for leasing purposes is different than for financial reporting purposes. These communities, except for 601 design beds at Central Hall I & II, are considered same-community for 2015/2016 leasing purposes, as the Company managed the leasing process for the 2014/2015 lease cycle and is currently managing the leasing process for the 2015/2016 lease cycle. Total same-community beds for leasing purposes is 23,755.

(2) The Kentucky communities, totaling 2,982 beds, are excluded from the leasing update on pages 10 and 11, as the assignment process does not occur until May.
(3) This property is considered new for purposes of leasing, as we did not manage the leasing process for the 2014/2015 lease year.

FIRST QUARTER 2015	23

INVESTOR RELATIONS

Executive Management
Randy Churchey	Chief Executive Officer
Tom Trubiana	President
Bill Brewer	Chief Financial Officer
Christine Richards	Chief Operating Officer
J. Drew Koester	Chief Accounting Officer

Corporate Headquarters	Investor Relations
EdR	ICR, LLC
999 South Shady Grove Road, Suite 600	Brad Cohen
Memphis, TN 38120	(203) 682-8211
(901) 259-2500

Covering Analysts
Firm	Analyst	Contact #	Email
Bank of America - Merrill	Jana Galan	(646) 855-3081	jana.galan@baml.com
Green Street Advisors	Dave Bragg	(949) 706-8142	dbragg@greenstreetadvisors.com
Goldman Sachs	Andrew Rosivach	(212) 902-2796	andrew.rosivach@gs.com
Hilliard Lyons	Carol Kemple	(502) 588-1839	ckemple@hilliard.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
MLV & Co., LLC	Ryan Meliker	(212) 542-5872	rmeliker@mlvco.com
RBC Capital Market	Mike Salinsky	(440) 715-2648	mike.salinsky@rbccm.com
Robert W Baird & Co.	Drew T. Babin	(215) 553-7816	dbabin@rwbaird.com
Sandler O'Neill + Partners, L.P.	Alex Goldfarb	(212) 466-7937	agoldfarb@sandleroneill.com
Stifel Nicolaus & Company Inc.	Rod Petrik	(443) 224-1306	rpetrik@stifel.com
UBS Securities	Ross Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wunderlich Securities	Craig Kucera	(540) 277-3366	ckucera@wundernet.com

FIRST QUARTER 2015	24

DEFINITIONS

Design beds	Represents the sum of the monthly design beds in the portfolio during the period.

FFO	Funds from operations as defined by the National Association of Real Estate Investment Trusts.

GAAP	U.S. generally accepted accounting principles.

Net apartment rent per occupied bed (NarPOB)	Represents GAAP net apartment rent for the respective period divided by the sum of occupied beds in the portfolio for each month included in the period reported.

Net debt to EBITDA - adjusted
Net debt to EBITDA - adjusted is calculated to normalize the impact of non-producing construction debt. In the calculation, net debt is total debt less cash and excludes non-producing debt related to assets under development at time of calculation. EBITDA is Pro Forma Adjusted EBITDA, which includes proforma adjustments to reflect all acquisitions, dispositions and development assets that are open as if such had occurred at the beginning of the 12 month period being presented.

Operating expense per bed	Represents community-level operating expenses excluding management fees, depreciation and amortization.

Other income per available bed
Represents other GAAP-based income for the respective period divided by the sum of the design beds in the portfolio for each of the included months. Other income includes service/application fees, late fees, termination fees, parking fees, transfer fees, damage recovery, utility recovery, and other misc.

Physical occupancy	Represents a weighted average of the month end occupancies for each month included in the period reported.

Regional Definitions
Regions are defined as follows: Mid-Atlantic: North Carolina, Pennsylvania, Connecticut, New York, Virginia; Midwest: Oklahoma, Missouri; North: Michigan, Ohio, Indiana, Illinois; South Central: Texas, Tennessee, Mississippi, Kentucky; Southeast: Florida, Alabama, Georgia; West: Arizona, California, Colorado.

Revenue per occupied bed (RevPOB)	Represents total revenue (net apartment rent plus other income) for the respective period divided by the sum of occupied beds in the portfolio for each month included in the period reported.

Same community	Includes communities that have been owned for more than a year as of the beginning of the current fiscal year.

FIRST QUARTER 2015	25

SAFE HARBOR

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements,” which relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, Core FFO, FFO and prospects to differ materially from those expressed or implied by such statements. Such risks are set forth under the captions “Risk Factors,” “Forward-Looking Statements” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and, except as otherwise may be required by law, the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise except as required by law.

FIRST QUARTER 2015	26